EXHIBIT 10.9

AGREEMENT made as of the 5th day of December, 2006 by and between INAVEST, Inc., maintaining its principal offices in Rancho Santa Fe CA 92067 After referred to as “INAVEST” and Red Reef Laboratories International, Inc. (hereinafter referred to as “Client”).

WITNESETH:

WHEREAS, INAVEST, is engaged in the business of providing and rendering public relations/investor relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining INAVEST for the purpose of obtaining public relations/investor relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders, investors, and the investment banking community.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I. Engagement of INAVEST: Client herewith engages INAVEST and agrees to render to Client public relations/investor relations, communications, advisory and consulting services.

A. The consulting services to be provided by INAVEST shall include, but are not limited to, the development, implementation, and maintenance of an ongoing program to increase the investment community’s awareness of Client’s activities and to stimulate the investment community’s interest in Client. Client acknowledges that INAVEST’s ability to relate information regarding Client’s activities is directly related to the information provided by Client to INAVEST.

B. Client acknowledges that INAVEST will devote such time as is reasonably necessary to perform the services for Client, having due regard for INAVEST’s commitments and obligations to other business for which it performs consulting services.

II. Compensation and Expense Reimbursement.

A. Client will pay INAVEST, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred INAVEST on Client’s behalf, in the manner set forth in Schedule A annexed to this Agreement which Schedule is incorporated herein by reference.

B. In addition to the compensation and expense reimbursement referred to in Section II-A above, INAVEST shall be entitled to receive from Client a “Transaction Fee”, as a result of any Transaction (as described below) between Client and any other company, entity, person, group or persons or other party which is introduced to, or put in contact with, Client by INAVEST, or by which client has been introduced to, or has been put in contact with, by INAVEST. A “Transaction” shall mean merger, sale of stock, sale of assets, consolidation or other similar transaction or series or combination of transactions whereby Client or such other party transfer to the other, or both transfer to a third entity or person, stock, assets, or any interest in its business in exchange for stock, assets, securities, cash or other valuable property or rights, or wherein they make a contribution of capital or services to a joint venture, commonly owned enterprise or business opportunity with the other for purposes of future business operations and opportunities. To be a Transaction covered by this section, the transaction must occur during the term of this Agreement or the one-year period following the expiration of this Agreement.

The calculation of a Transaction fee shall be based upon the total value of the consideration, securities, property, business assets or other value given, paid transferred or contributed by, or to, the Client and shall equal five percent (5%) of the dollar value of the Transaction. Such fee shall be paid by certified funds at the closing of the Transaction.

Term and Termination. This Agreement shall be good for a period of 30 trading days commencing December 8, 2006. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional six (6) months. Either party hereto shall have the right to terminate this Agreement upon thirty (30) days prior written notice to the other party after the first forty-five (45) days.

Treatment of Confidential Information. INAVEST shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to INAVEST in connection with INAVEST’s services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the “Confidential Information”). INAVEST will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) INAVEST is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

Representation by INAVEST of Other Clients. Client acknowledges and consents to INAVEST rendering public relations, consulting and/or communications services to other clients of INAVEST engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to INAVEST. Client acknowledges that INAVEST, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client’s officers, directors, agents, and/or employees. Client agrees to indemnify, hold harmless and defend INAVEST, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to INAVEST.

Independent Contractor. It is expressly agreed that INAVEST is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on INAVEST or consultant’s employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits, which might be customary in an employer-employee relationship.

Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.

Notices. Any notice to be given be either party to the other hereunder shall be sufficient. If in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.

Modification and Waiver. This Agreement may not be altered or modified except by writing, signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

Law to Govern; Forum for Disputes. INAVEST and the Client agree that any legal disputes that may occur between INAVEST and the Client, and that arise out of, or are related in any way to, INAVEST contract with the Client and/or its performance of services under the Contract or the termination of this contract, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration before an arbitrator mutually selected by INAVEST and the Client with each party to bear its own costs and attorney fees. If INAVEST and the Client are unable to agree upon an arbitrator within twenty-one (21) days after either party made a demand for arbitration, the matter will be submitted for arbitration to the San Diego office if the American Arbitration Association pursuant to the rules governing contract dispute resolution in effect as of December 1, 1998. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date which institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

IN WITNESS THEREOF, the parties have executed this Agreement as of the day and the year first written above.

INAVEST

By: /s/ Brian Quinn     Date: December 8, 2006
Brian Quinn, President

Client

By: /s/ Dr. Claus Wagner-Bartak   Date: December 8, 2006
Dr. Claus Wagner-Bartak, CEO

SCHEDULE A-1 Indemnification by Client Disclaimer
SCHEDULE A-2 Payment for Services and Reimbursement of Expenses
SCHEDULE A-3 Consulting Services

SCHEDULE A-1

INDEMNIFICATION BY CLIENT DISCLAIMER

Red Reef Laboratories International, Inc., (“Client”) acknowledges that any and all information disseminated to INAVEST, Inc. (“INAVEST”) is truthful, reliable, and factual to the best of Client’s knowledge and comprehension. Client further acknowledges that INAVEST, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client’s officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend INAVEST, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to INAVEST.

Client shall approve any written material created by INAVEST.

Client

By: /s/ Dr. Claus Wagner-Bartak, CEO  Date: __________________________
Dr. Claus Wagner-Bartak, CEO

INAVEST

By: /s/ Brian Quinn   Date: December 8, 2006
Brian Quinn, President

SCHEDULE A-2

PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES

A. For the services to be rendered and performed by INAVEST during thr term of the Agreement, Client shall, (1) Deliver $40,000 and 200,000 free trading shares of RREF.PK

INAVEST

By: /s/ Brian Quinn     Date: December 8, 2006
Brian Quinn, President

Client

By: /s/ Dr. Claus Wagner-Bartak, CEO             Date: ________________________
Dr. Claus Wagner-Bartak, CEO

SCHEDULE A-3 - CONSULTING SERVICES

INAVEST COVENANTS AND AGREES AS FOLLOWS:

A. To utilize INAVEST’s database of investors, stockbrokers, fund managers, market makers, and analysts as a source to introduce new investors to the merits of Client; through direct contact, mailers and telemarketing, INAVEST will dedicate six full time marketing executives for the full six weeks.

B. To arrange, if possible, for independent research reports and articles on Client;

C. To arrange meetings with investors, stock brokers, fund managers and analysts, if requested, by Client.

D. To make available INAVEST’s U.S. phone number for press release and PR material for investor inquiries.

E. To plan and develop, if requested, Client’s investor relations materials.

F. To assist in the development of database of company shareholders and to disseminate corporate information on a periodic basis.

G. To analyze DTC sheets on a weekly basis at clients discretion.

H. To insure that INAVEST’s personnel are fully conversant with Client, its products and activities.

I. To cause its officers, directors and employees not to disclose any confidential information that may be made available from time to time to INAVEST.

INAVEST

By: /s/ Brian Quinn     Date: December 8, 2006
Brian Quinn, President

Client

By: /s/ Dr. Claus Wagner-Bartak   Date: December 8, 2006
Dr. Claus Wagner-Bartak, CEO